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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-41961 of AmSurg Corp. on Form S-8 and the Registration Statement, dated March 30, 2000, of AmSurg Corp. on Form S-8 of our report dated February 16, 2000, appearing in the Annual Report on Form 10-K of AmSurg Corp. for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP


Nashville, Tennessee
March 30, 2000